LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that FRANCAREP, INC. ("FRANCAREP") has made, constituted and appointed and by these presents does make, constitute and appoint KARLTON TERRY ("Agent") of Denver, Colorado as the true and lawful attorney-in-fact of FRANCAREP, to act for FRANCAREP, in the name, place and stead of FRANCAREP, with full power and authority to do the following acts and to exercise the following powers, and FRANCAREP intends that Agent's power shall be construed in the broadest possible manner:

To negotiate and execute on behalf of FRANCAREP documents relating to the oil and gas business, including leases, assignments of leases, farmouts, federal form assignments, releases, division orders, contribution agreements, operating agreements, unit agreements and other similar documents; to execute, acknowledge and deliver and to accept delivery of any and all documents or instruments required in connection with the foregoing; and to take all such other actions reasonably required, advisable or appropriate in connection with the foregoing.

FRANCAREP hereby gives and grants unto Agent the full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or desirable to be done in regard to the foregoing, with full power of substitution, hereby ratifying and confirming all that Agent has heretofore done, shall do or cause to be done by virtue of these presents, it being understood that this power and authority will apply exclusively to the properties referred to as the Grail Partnership, the Cavalry Ltd. Partnership, the White County General Partnership, the Berge ORRI acquisition, the Kaye Field (Barfield interest), the Joyce Field Waterflood, leases and wells in the states of West Virginia and Kentucky pertaining to lands along and covering the Ohio River, leases and wells associated with the Diamond Island/Bower lease, leases and wells associated with the Bayou Chauvin Field in Terrebonne Parish, LA., leases and wells associated with San Andres Field in Andrews County, TX., and any Division Orders relating to the Thompson Creek Field in Crook County, WY.

This power and authority shall continue in full force and effect until January 1, 2020, unless earlier revoked in writing by FRANCAREP.

IN WITNESS WHEREOF, this instrument is executed this 13th day of January, 1993.


                                FRANCAREP, INC.



                                    /s/ Pierre-Alain Letinier
                                    __________________________
                                By:  Pierre-Alain LETINIER
                                     Vice President



                               ACKNOWLEDGMENT


STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )

The foregoing instrument was acknowledged before me this 13th day of January 1993, by Pierre-Alain LETINIER.

Witness my hand and official seal.



                                 /s/
                                ___________________
                                Notary Public

My Commission Expires:  January 31, 1994


                               /s/ Karlton Terry
                               ____________________
SPECIMEN SIGNATURE OF AGENT:    Karlton TERRY



STATE OF WEST VIRGINIA, COUNTY OF TYLER, TO-WIT:
OFFICE OF THE CLERK OF THE COUNTY COMMISSION OF TYLER COUNTY.

The foregoing paper writing was this day June 15, 1993 at 3:04 p.m. presented for record in my office, and thereupon, together with the certificate thereto annexed, is admitted to record.

Donald C. Kesterson
P.O. Box 2036                   Teste: /s/ Donna J. Thomas Clerk,
Parkersburg, WV 26102                  Donna J. Thomas
                                County Commissioner of Tyler County

STATE OF WEST VIRGINIA, OFFICE OF THE CLERK OF THE PLEASANTS COUNTY
COMMISSION,